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                                                                   Exhibit 23.3

                      INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-37179 of Condor Technology Solutions, Inc. on Form S-1 (the "Registration Statement")of our report dated October 29, 1997 (relating to the financial statements of Management Support Technology Corp., which report expresses an unqualified opinion and includes an explanatory paragraph relating to the chief exectuive officer/sole stockholder's compensation being at his sole discretion), appearing in the Prospectus, which is part of such Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 2, 1998